EXHIBIT 2.4

                      SHAREHOLDERS' EQUITY ESCROW AGREEMENT


     This Shareholders' Equity Escrow Agreement, dated February 11, 1998, among Mason-Dixon Bancshares, Inc., Bay Finance, LLC, and Bay Insurance, LLC (collectively "Mason-Dixon") and Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp. (collectively "Rose Shanis") and FMB Trust Company, N.A., a national banking association organized under the laws of the United States, as escrow agent ("Escrow Agent").

                                    RECITALS

     Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Asset Purchase Agreement as of November, 26, 1997 (the "Asset Purchase Agreement"). Execution and delivery of this Shareholders' Equity Escrow Agreement by Rose Shanis is a condition to the obligations of Mason-Dixon to close under the Asset Purchase Agreement. The Asset Purchase Agreement provides that a portion of the Purchase Price shall be held in escrow in accordance with the terms and conditions of this Shareholders' Equity Escrow Agreement. Rose Shanis has approved the transactions contemplated by the Asset Purchase Agreement ("Transactions") and desires to enter into this Shareholders' Equity Escrow Agreement to induce Mason-Dixon to consummate the Transactions.

     NOW, THEREFORE, in consideration of and in reliance upon the promises and covenants in this Shareholders' Equity Escrow Agreement, the parties agree as follows:

1.  Establishment of Escrow

    1.1. Mason-Dixon is depositing with Escrow Agent an amount equal to $2,000,000 in immediately available funds (as increased by any earnings thereon and as reduced by any losses on investments, the "Escrow Fund"). Notwithstanding such payment to the Escrow Agent, Mason-Dixon shall be deemed to have fully satisfied its obligation to pay such part of the Purchase Price payable pursuant to the Asset Purchase Agreement. Rose Shanis (or the owners of Rose Shanis) will report all income earned on, or derived from, the Escrow Fund as their income. Escrow Agent acknowledges receipt thereof.

    1.2. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.  Investment of Funds

    Escrow Agent shall invest the Escrow Fund at the written direction of Rose Shanis and Mason-Dixon or of any person designated in writing by such parties (for purposes of this Section 2, the "Investment Agent") in the direct obligations of, or in the obligations of any agency or authority of, the United States, any state of the United States and any political subdivision thereof (the "Government Obligations"), or in such other investments as are


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directed  by a writing  signed by Rose Shanis and Mason-Dixon.  Uninvested funds
shall  be   swept  using  a  sweep  investment  vehicle  that  invests  only  in
Government Obligations, including, without limitation, an open-end management type investment company registered under the Federal Investment Company Act of 1940 for which Escrow Agent or an affiliate provides services as investment adviser, custodian, transfer agent, registrar or similar or related services until the Escrow Agent receives written direction from the Investment Agent. Escrow Agent shall not be liable or otherwise responsible for failure to achieve any particular rate of return, or for any losses resulting from any investments provided for pursuant to this Shareholders' Equity Escrow Agreement.

3.  Claims

    3.1. If Mason-Dixon gives a notice to Rose Shanis and Escrow Agent stating that the Adjustment Amount has been determined in accordance with Section 5.2 of the Asset Purchase Agreement and specifying the dollar amount payable to Mason-Dixon pursuant to Section 5.2 of the Asset Purchase Agreement as a result of such determination, on the 10th business day (as specified in the notice) following such notice Escrow Agent shall pay to Mason-Dixon the dollar amount so specified from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether the Adjustment Amount has been determined in accordance with the requirements of the Asset Purchase Agreement.

    3.2. Escrow Agent shall pay and distribute the then remaining amount of the Escrow Fund, including any income earned on the Escrow Fund, to Rose Shanis.

    3.3. If Rose Shanis gives a notice to Mason-Dixon and Escrow Agent prior to the 10th business day following Mason-Dixon's notice referred to in Section 3.1, Escrow Agent shall make no payment to Mason-Dixon in the absence of joint instructions from Mason-Dixon and Rose Shanis. Mason-Dixon and Rose Shanis shall make a good faith attempt to resolve their dispute. Upon written request by Rose Shanis or Mason-Dixon made not more than 10 business days after Rose Shanis' notice, Escrow Agent promptly shall refer the dispute concerning the Escrow Fund to the American Arbitration Association for settlement by arbitration in accordance with the Association's Commercial Arbitration Rules. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction. As part of such award, the arbitrator may establish his fee and expenses in connection therewith, which Mason-Dixon shall promptly pay. However, any award in a party's favor shall be increased by a percentage of such fees and expenses equal to the same percentage of a party's claim that is awarded to a party in arbitration. Any award shall be a conclusive determination of the matter and shall be final and binding upon all parties. Escrow Agent promptly shall pay the amount of any award to the prevailing party to the extent the Escrow Fund contains sufficient funds for that purpose. Arbitration proceedings shall be held in Baltimore, Maryland, unless Rose Shanis and Mason-Dixon agree upon another location.

4.  Termination of Escrow

    On June 1, 1998, Escrow Agent shall pay and distribute the then amount of the Escrow Fund to Rose Shanis, unless prior thereto Mason-Dixon has notified Escrow Agent to make no

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disbursement  of the Escrow Fund. In that case the entire Escrow Fund  shall  be retained by Escrow Agent until it receives joint written instructions of Rose Shanis and Mason-Dixon. Upon written request by Rose Shanis or Mason-Dixon, Escrow Agent promptly shall refer the dispute to arbitration as described above in Section 3.3.

5.  Escrow Agent's Responsibility; Resignation; Removal.

    5.1. Escrow Agent shall retain the Escrow Fund in accordance with the terms and conditions of this Shareholders' Equity Escrow Agreement, and shall be under no responsibility or obligation other than to follow the provisions hereof.

    5.2. Escrow Agent may resign at any time upon 30 days written notice to Mason-Dixon and Rose Shanis; within 20 days after receipt of such notice, Mason-Dixon shall select an independent bank or trust company to serve as the successor Escrow Agent, subject to the reasonable consent of Rose Shanis (which consent shall not be unreasonably withheld or delayed). In the event a successor is not selected and agreed upon within the time described above, Escrow Agent may deposit the Escrow Fund into a court of competent jurisdiction and request that the court appoint or cause the parties to appoint a successor Escrow Agent. Upon such deposit, Escrow Agent shall be relieved of all future responsibilities under this Shareholders' Equity Escrow Agreement.

    5.3. Escrow Agent may be removed at any time upon written notice from both Mason-Dixon and Rose Shanis and shall thereupon remit all Escrow Funds as directed in the written notice.

    5.4. Escrow Agent shall not be liable for any act or omission in good faith and in the absence of fraud or willful misconduct. Escrow Agent shall in all cases be entitled to rely upon and be fully protected in acting or in refraining from acting under this Shareholders' Equity Escrow Agreement in accordance with any and all written notifications received by it in accordance with this Escrow Agreement.

    5.5. Mason-Dixon and Rose Shanis hereby agree jointly and severally to indemnify and hold Escrow Agent harmless from and against any and all actions, suits, proceedings, losses, liabilities, damages, costs and expenses (including attorneys' and experts' fees, costs of investigation, court costs, and sums expended in settlement of claims or litigation, pending or threatened) arising out of or in connection with this Shareholders' Equity Escrow Agreement, the failure of any party to perform its obligations hereunder, or arising out of or in connection with any action or failure to act in good faith by Escrow Agent from and after the date of this Shareholders' Equity Escrow Agreement, save only any action or failure to act by the Escrow Agent that constitutes fraud or willful misconduct.

    5.6. Escrow Agent shall be entitled to reasonable compensation for all services rendered by it under this Shareholders' Equity Escrow Agreement as provided for in Schedule A attached hereto. Such compensation shall be borne 50% by Rose Shanis and 50% by Mason-Dixon provided that the total amount of such compensation shall be the joint and several obligation of each of Rose Shanis and Mason-Dixon.



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    5.7.  If Escrow  Agent  consolidates  with,  merges  or  converts  into,  or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association, without any further act, shall be the successor Escrow Agent with the same effect as if it had been named as Escrow Agent herein, unless Mason-Dixon and Rose Shanis provide otherwise.

    5.8. This Shareholders' Equity Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Shareholders' Equity Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by any provisions of any agreement among the other parties hereto except this Shareholders' Equity Escrow Agreement.

    5.9. The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument, award, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

    5.10. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Shareholders' Equity Escrow Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

    5.11. The Escrow Agent makes no representations as to the validity, value or genuineness of any amounts, documents or instruments held by or delivered to it.

    5.12. MASON-DIXON, ROSE SHANIS AND THE ESCROW AGENT SPECIFICALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATED TO THIS SHAREHOLDERS' EQUITY ESCROW AGREEMENT.

6.  Miscellaneous.

    6.1. This Shareholders' Equity Escrow Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Maryland without giving effect to the conflict of law rules thereof.

    6.2. All notices, writings and other communications required or permitted to be given pursuant to this Shareholders' Equity Escrow Agreement shall be in writing and shall be given by hand-deliveryor transmitted by United States certified mail, return receipt requested, postage prepaid, or via overnight carrier, to the addresses set forth below:



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         If to Rose Shanis:    Norman J. Glick
                               3502 Round Hollow Road
                               Baltimore, Maryland 21208

         With a copy to:       Adelberg, Rudow, Dorf, Hendler & Sameth, LLC
                               600 Mercantile Bank & Trust Building
                               2 Hopkins Plaza
                               Baltimore, Maryland 21201
                               Attn: David B. Rudow, Esquire

         If to Mason-Dixon:    Mason-Dixon Bancshares, Inc.
                               45 West Main Street
                               Westminster, Maryland 21157
                               Attn: Thomas K. Ferguson, President and CEO

         With a copy to:       Gordon, Feinblatt, Rothman, Hoffberger &
                                 Hollander, LLC
                               233 East Redwood Street
                               Baltimore, Maryland 21202
                               Attn: Carla Stone Witzel, Esquire

         If to Escrow Agent:   FMB Trust Company, N.A.
                               25 South Charles Street, Mail Code 101-591
                               Baltimore, Maryland 21201
                               Attn: Ms. Pamela S. Hazelip


    Each notice shall be deemed to have been received: (i) for hand deliveries, on the date of transmittal: (ii) for mailing, on the day following such mailing; and (iii) for overnight deliveries, on the day following such transmittal. The parties shall have the right to change their respective addresses set forth in this Section by giving notice of such change in accordance with this Section.

    6.3. This Shareholders' Equity Escrow Agreement together with all other agreements and documents executed by the parties in connection with the Transactions represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

    6.4. This Shareholders' Equity Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

    IN WITNESS WHEREOF, this Shareholders' Equity Escrow Agreement has been duly executed by the parties hereto on the day and year first above written.



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                                      ROSE SHANIS & CO., INC.


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------


                                      ROSE SHANIS SONS, INC.


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------


                                      ROSE SHANIS & CO.


                                      By:/s/ Susan M. Glick               (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Ely Shanis Trust,
                                      General Partner


                                      By:/s/ Susan M. Glick               (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Ely Shanis Trust,
                                     General Partner


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Ely Shanis Trust,
                                      General Partner


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Ely Shanis Trust,
                                      General Partner


                                      By:/s/ Susan M. Glick               (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust, General Partner
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                                      By:/s/ Susan M. Glick               (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust, General Partner


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Norman J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust, General Partner


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, Trustee of the Stephen J.
                                      Glick Trust Share of the Bernice Shanis
                                      Trust, General Partner


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------
                                      Norman J. Glick, General Partner


                                      By:/s/ Susan M. Glick               (SEAL)
                                      ------------------------------------------
                                      Susan M. Glick, Personal Representative of
                                      the Estate of Stephen J. Glick, General
                                      Partner


                                      STEPHEN CORP.


                                      By:/s/ Norman J. Glick              (SEAL)
                                      ------------------------------------------


                                      MASON-DIXON BANCSHARES, INC.


                                      By:/s/ Thomas K. Ferguson           (SEAL)
                                      ------------------------------------------
                                      Thomas K. Ferguson, President


                                      BAY FINANCE, LLC


                                      By:/s/ Thomas K. Ferguson           (SEAL)
                                      ------------------------------------------
                                      Thomas K. Ferguson, President of Mason-
                                      Dixon Bancshares, Inc., Member


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                                      BAY INSURANCE, LLC


                                      By:/s/ Thomas K. Ferguson           (SEAL)
                                      ------------------------------------------
                                      Thomas K. Ferguson, President of Mason-
                                      Dixon Bancshares, Inc., Member


                                      FMB TRUST COMPANY, N.A.


                                      By:/s/ Ronald J. Kruppa             (SEAL)
                                      ------------------------------------------
                                      Ronald J. Kruppa, Escrow Agent


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